UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

YEW BIO-PHARM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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YEW BIO-PHARM GROUP, INC.

9460 Telstar Avenue, Suite 6

El Monte, California 91731

To:	The Holders of the Common Stock of Yew Bio-Pharm Group, Inc.

Re:	Action by Written Consent in Lieu of Annual Meeting of Stockholders

This Information Statement is furnished by the Board of Directors of Yew Bio-Pharm Group, Inc., a Nevada corporation (the “Company”, or “YBP”), to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on September 28, 2020. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of September 28, 2020, in lieu of an Annual Meeting of stockholders.

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To grant the Board of Directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”); and

3.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020

The foregoing actions were approved on September 28, 2020 by our Board of Directors. In addition, on September 28, 2020 the holder of 52.1% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about November 2, 2020 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about October 13, 2020.

If you have any questions on the enclosed Information Statement you may contact us directly. We thank you for your continued interest in our Company.

By Order of the Board of Directors

/s/ Zhiguo Wang
Zhiguo Wang, Chief Executive Officer

October 13, 2020

El Monte, CA

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”) of Yew Bio-Pharm Group, Inc., a Nevada corporation (“We” or the “Company”) by the Board of Directors to notify them about a certain action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of an Annual Meeting of the stockholders. The action was taken on September 28, 2020.

Copies of this Information Statement are first being sent on or about October 13, 2020 to the holders of record on September 28, 2020 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting securities have approved the following action (the “Action”) by written consent dated September 28, 2020, in lieu of annual meeting of the stockholders:

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified; and

2.	To grant the Board of directors the discretionary authority to amend the Company’s articles of incorporation to affect a reverse stock split (the “Reverse Split Proposal”) of the Company’s common stock (“Common Stock”); and

3.	A proposal to ratify the appointment of Simon & Edward, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Company may ask brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The vote, which was required to approve the above actions, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The date used for purposes of determining the number of outstanding shares of voting stock of the Company entitled to vote is September 28, 2020. The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September 28, 2020 (the “Record Date”). As of the Record Date, the Company had outstanding 51,700,000 shares of Common Stock. Holders of the Common Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. 1st FL, Encinitas, CA 92024. Telephone: 619-664-4780.

Vote Obtained - Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the Nevada Revised Statutes Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 52.1% of the outstanding voting stock, are as follows: Zhiguo Wang, one of our officers and directors (38.9%) and Guifang Qi, one of our officers and directors and the wife of Mr. Wang (4.7%), Yicheng Wang (4.7%), a shareholder, Bo Li, a shareholder (1.9%) and Renchun Wang (1.9%), a shareholder. As of September 28, 2020, there were 51,700,000 shares outstanding.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the distributing of this Information Statement. The 20-day Period is expected to conclude on or about November 2, 2020.

The entire cost of furnishing this Information Statement will be borne by the Company.

ACTION ONE

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of seven (7) members, namely, Zhiguo Wang and his wife, Guifang Qi, Mr. Xuehai Wu., Mr. Guoshuang Tian, Mr. Yongchun Shi, Mr. Xiefeng Liu and Mr. Hailong Sun. These current directors of the Board been nominated to be directors.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees for Election as Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the 20-day Period after the distribution of the Information Statement:

Name	Age	Position(s)
Zhiguo Wang	58	Director

Guifang Qi	58	Director

Xuehai Wu	46	Director

Guoshuang Tian	57	Director

Xiefeng Liu	57	Director

Yongchun Shi	56	Director

Hailong Sun	39	Director

Biographical Information Regarding Directors

Zhiguo Wang has been the President and Chairman of the Board of the Company since it was incorporated in November 2007 and has been the Secretary and Chief Financial Officer of the Company since December 2013. Mr. Wang founded our company in 1996 and has served as General Manager of our variable interest entity, Harbin Yew Science and Technology Development Co., Ltd. (“HDS”), since its inception. Since August 2007, Mr. Wang has served as executive director of the China National Forest Industry Association. In January 2007, he was elected to the first board of directors by the Heilongjiang Province Pharmaceutical Professional Association. In August 2007, he was elected Executive Director of the China National Forest Industry Association. In December 2010, Mr. Wang was elected vice chairman of the Heilongjiang Province Forestry Industry Association. Mr. Wang is also involved in the management of other businesses, including Yew Pharmaceutical Co., Ltd. (“Yew Pharmaceutical”), Shanghai Kairun Bio-Pharmaceutical Co., Ltd. (“Kairun”) and Zishan Technology Co., Ltd. (“ZTC”). He currently devotes approximately 71% of his time, or 120 hours per month, on average, to the Company’s business. Mr. Wang graduated from Northeast Forestry University, located in Harbin, for both his undergraduate and graduate degrees. Mr. Wang is the husband of Guifang Qi.

Guifang Qi has been the Treasurer of the Company since May 2010 and a director of the Company since December 2010. Since 1997, she has also served as Vice General Manager of HDS in charge of purchasing and suppliers. Madame Qi graduated from Mudanjiang Forestry School, located in Mudanjiang, Heilongjiang Province, where she majored in forestry. Madame Qi is the wife of Zhiguo Wang.

Xuehai Wu has been a director of the Company since September 2015. Mr. Wu is the Deputy General Manager of Harbin Yew Science and Technology Development Co., Ltd., a subsidiary of the Company, since April 2014. From October, 2011 until March 2014, Mr. Wu was the Chairman of the Board of Heilongjiang Zhilong Pharmaceutical Technology Development Co., Ltd and from June 2007 until September 2011, he was the Deputy General Manager for Harbin High-Tech White Swan Pharmaceutical Group Co. Mr. Wu graduated with a Bachelor degree from Northeast Agricultural University (China) where he majored in biological science.

Guoshuang Tian Male, ethnic Han, born in July 1963 in Jilin Province. At present he holds the position of Dean of the Economics and Management School of Northeast Forestry University. Moreover, he has many other titles: in the school, he is Professor, Doctoral Supervisor, Postdoctoral Cooperation Supervisor, and Academic Leader of Heilongjiang Key Professional Accounting Major; in the society, he is the member of Agricultural and Forestry Economic Management Subject Appraisal Group of the State Council Academic Degree Committee, Vice president of China Forestry Economics association, Member of Accounting Society of China, Vice-general Secretary of Forestry Department of China Accounting Society, Expert of Agro forestry Ecological Expert Group of Heilongjiang Province Scientific Advisory Committee, Vice-chairman of Accounting Society of Heilongjiang Province, Vice-president of Heilongjiang Management Committee, Vice-president of Heilongjiang Application Economic Committee, Chief Editor of Green Finance and Accounting. He was invited to attend many discussion meetings about the key policy of state-owned forest region economic and social development and put forward a large number of comments and suggestions for the revitalization of the northeast, forestry enterprise transformation, accounting personnel training. He presided over more than 20 projects and subjects research, including National Natural Science Foundation of China(NSFC), Ph.D. Program Foundation of Ministry of Education, State Forestry Administration, project of Accounting Society of China, Audit Society of China, Heilongjiang Province Social and Scientific Fund, Heilongjiang Province Natural and Scientific Fund, Soft Scientific Project of Heilongjiang Province Science and Technology Department. He was also involved in 7 scientific researches supporting by National Social and Scientific Fund, the Ministry of Education Humanities and Social Science Fund, China Postdoctoral fund. He published more than 100 papers in core journals such as Management World, EI and CSSCI, had 15 published monographs. He won one first prize and several third prizes of the excellent scientific research achievements of Heilongjiang province social science. He has trained 23 doctoral students and over 130 postgraduates.

Xiefeng Liu From September 1978 to July 1981, Mr. Liu was a student at Mudanjiang Forestry School; Silviculture Major. From July 1981 to September 1985 he was a teacher at Mudanjiang Forestry and Technical College 09/1985-07/1988. From July 1997 to July 2000, Mr. Liu worked as a Director, Lecturer and Senior Lecturer for Mudanjiang Forestry and Technical College. From May 2005 to December 2017, he was Director of Admission Office at Heilongjiang River Forestry Vocational and Technical College and then from January 1 2018 until the present he was Director of Research Department at Heilongjiang River Forestry Vocational and Technical College.

Yongchun Shi was born in Harbin City, Heilongjiang Province. In 1981, he majored in Forestry at Northeast Forestry University and received his bachelor’s degree in Agronomy. In 1985, he worked as a lecturer at Heilongjiang College of Logging Industry Managerial Personnel Training. In 2006, he started his postgraduate degree in engineering at Northeast Forestry University while teaching at Heilongjiang College of Logging Industry Managerial Personnel Training. In 2010, he was promoted to professor at Heilongjiang College of Logging Industry Managerial Personnel Training. Mr. Shi is currently employed as Head of Resources and Environment Department at Heilongjiang Vocational Institute of Ecological Engineering and as Secretary General of Heilongjiang Vocational Teaching Steering Committee of Environmental Protection.

Hailong Sun Male, born in September 1981. From July 2004, he is the teacher of Heilongjiang Forestry Vocational and Technical College. Mr. Sun graduated with a bachelor’s degree from Northeast Forestry University (China) where he majored in gardens on 2004 and obtained his master’s degree from Northeast Forestry University (China) on 2009, where he majored in landscape garden area. Mr. Sun was granted award by Mudanjiang Science and Technology Bureau for Third Prize in Mudanjiang City Science and Technology Progress on 2010. He also has a few publications on academic journals from 2009 to 2016 such as “Study on the Application of Ornamental Grass in the Peony River Area”, “Study on Sustainable Management Technology of Natural Scenic Forest in Eastern Mountain Area of Liaoning Province” and so forth. Mr. Sun has three patents in China including “Electric Garden Repairer”, “Internet of Things Intelligent Greenhouse” and “A Tree Pruning”.

Each of our director’s primary qualification to serve as such involves his or her extensive experience with different aspects of yew tree technology, cultivation, engineering and/or project management, financial and business acumen.

Family Relationships

Mr. Wang and Ms. Qi are husband and wife. There are no other family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Involvement in Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies or law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, as amended), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or associated persons.

Corporate Governance

The business and affairs of our Company are managed under the direction of the Board of Directors.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one year until the meeting of the Board of Directors following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of our Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of our Company;

●	the director or a family member of the director accepted any compensation from our Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of our Company;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which our Company made, or from which our Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of our Company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our Company’s outside auditor, or at any time during the past three years was a partner or employee of our Company’s outside auditor, and who worked on our Company’s audit.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board of Directors has determined that Guoshuang Tian, Xiefeng Liu, Yongchun Shi and Hailong Sun are “independent directors” as defined in the NASDAQ Listing Rules and Rule 10A-3 promulgated under the Exchange Act. As such, all four independent directors serve on all three of our standing Board Committees, with Mr. Guoshang Tian Chair of the Audit Committee, Mr. Xiefeng Liu as Chair of the Compensation Committee and Mr. Yongchun Shi as Chair of the Nominating and Corporate Governance Committee.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each comprised entirely of independent directors and none of which met in 2020.

Audit Committee

Our Audit Committee is comprised of three individuals, each of whom is an independent director and at least one of whom is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee does have a charter (which is reviewed annually) and perform several functions. The Audit Committee performs the following:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

●	monitor the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and review with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

●	oversee all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors.

Compensation Committee

Our Compensation Committee is comprised of three individuals, three of the members are independent directors.

The Compensation Committee does review or recommend the compensation arrangements for our management and employees and also assist our Board of Directors in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and perform several functions.

The Compensation Committee does have the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of three individuals, each of whom is an independent director.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee has the authority to oversee the hiring of potential executive positions in our Company. The Nominating and Corporate Governance Committee has a charter (which will be reviewed annually) and performs several functions.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Indemnification of Officers and Directors

Chapter 78 of the Nevada Revised Statutes (NRS) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that we may indemnify our officers, directors, employees, agents and any other persons to the maximum extent permitted by the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

We do not intend to report compliance thereunder in our proxy statement.

Meetings of the Board

Each of the current directors attended 100% of the aggregate number of meetings of the Board in 2020 through the date hereof.

Communications with the Board

Shareholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Yew Bio-Pharm Group, Inc., 9460 Telstar Avenue, Suite 6, El Monte, California 91731 or by e-mail to hpang@yewbiopharm.com.

PROPOSAL 2

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO AFFECT A
REVERSE STOCK SPLIT TO THE COMPANY’S COMMON STOCK

We are seeking shareholder approval to grant the Board discretionary authority to amend the Company’s Articles of Incorporation to affect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a range of not less than five (5) shares and not more than ten (10) shares, into one share of Common Stock at any time prior to September 30, 2021 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock, or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The reverse stock split, if affected, would affect all of our holders of Common Stock uniformly.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal, on September 28, 2020.

Even if the shareholders approve the Reverse Split Proposal, we reserve the right not to affect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. If this Reverse Split Proposal is approved by the shareholders, the Board will have the authority, in its sole discretion, without further action by the shareholders, to affect a reverse stock split.

The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options and shares of Common Stock issued under the Company’s 2012 Stock Option Plan (the “Option Plan”) and the Founder’s Options issued in 2012. Under these plans, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the reverse stock split.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the reverse stock split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our Board believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to affect a reverse stock split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet certain initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;

●	Appeal to a broader range of investors to generate greater investor interest in the Company; and

●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements - Our Common Stock is currently listed on the OTC:QB (“YEWB”). Both the NYSE and the NASDAQ require a minimum trading price per share in order to list on either exchange. The NYSE and the NASDAQ Rules and Regulations require among other things, that in order to list on their exchanges, the average closing price of a company’s common stock must be at least $3.00 or $4.00 per share over a consecutive 30 trading-day period.

Improve the Perception of Our Common Stock as an Investment Security - We believe that the overall economic environment in which we and other yew tree farmers and producers companies (“Yew Tree Producers”) are currently operating has been a significant contributing factor in the decline in the price of our Common Stock. Our Board of Directors unanimously approved the discretionary authority to affect a reverse stock split as one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. As an independent Yew Tree Producer company, we believe that we may be particularly sensitive to this type of negative public perception and, if this Reverse Split Proposal is approved, our Board of Directors would have the ability to increase our per share price if it determines that it is undermining our current or future prospects.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board of Directors the ability to affect a reverse stock split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is affected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The reverse stock split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment, in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the Board of Directors elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every five (5) to ten (10) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares as a result of the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a reverse stock split is not related to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain listing on the NYSE or NASDAQ to meet their listing standards noted above.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our common stock, based on share information as of September 25, 2020:

	Current	After Reverse Split if 1:5 Ratio is Selected	After Reverse Split if 1:10 Ratio is Selected
Authorized Common Stock	140,000,000	140,000,000	140,000,000
Common Stock issued and outstanding	51,700,000	10,340,000	5,170,000
Common Stock issuable upon exercise of outstanding stock options under Stock Option Plans(1)	250,000	50,000	25,000
Common Stock reserved for issuance for future grants under Stock Option Plans(1)	19,550,000	3,910,000	1,955,000
Common Stock available for issuance upon exercise of Founder’s Stock Options	7,488,737	1,497,747	748,874

(1)	We are authorized to issue up to 15,000,000 shares of common stock for grants under the 2012 Stock Option Plan, and 5,000,000 shares of common stock for grants under the 2019 Stock Option Plan.

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares subsequent to the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been affected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

Require Adjustment to Currently Outstanding Securities Exercisable into Shares of our Common Stock - A reverse stock split would affect a reduction in the number of shares of Common Stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustments to Number of Shares of Common Stock Available for Future Issuance under our 2012 and 2019 Stock Option Plans - In connection with any reverse split, our Board would also make a corresponding reduction in the number of shares available with respect to options granted under our 2012 and 2019 Stock Option Plans so as to avoid the effect of increasing the value of options previously granted.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Stock Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions using stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our Board of Directors had determined as the appropriate effective time for the reverse stock split to affect the reverse split. The certificate of amendment would add a new provision providing that holders of our Common Stock immediately prior to the filing of the amendment, as attached to this Information Statement as Exhibit A, will receive one share of Common Stock for each number of shares selected by the Board. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-five (1:5) or not more than one-for-ten (1:10), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 100 shares of our Common Stock, he or she would hold 20 shares of Common Stock following a one-for-five reverse stock split, or 10 shares of Common Stock following a one-for-ten reverse stock split, in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders would be notified that the reverse stock split had been affected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to affect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders that are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, West Coast Stock Transfer Inc. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be available to be sent to the shareholder’s address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split, if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the reverse stock split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. (Fractional shares will be rounded up to the next whole share).

Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock of the Company will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the effective date of the Reverse Split. Shareholders holding a fractional as a result of the Reverse Split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a reverse stock split, and we will not independently provide shareholders with any such right.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even if the authority to effect a reverse stock split has been approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

The holders of a majority of all of the shares of the stock entitled to vote are required.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required for approval of the Reverse Split Proposal.

Recommendation of the Board of Directors

The Board recommends a vote FOR Proposal 2 to grant the Board the discretionary authority to affect a reverse stock split.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed the firm of Simon & Edward, LLP (“Simon & Edward”) to act as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and such appointment is being submitted to our shareholders for ratification of which a majority of such shareholders entitled to vote approved of the ratification on September 28, 2020 by written consent in lieu of a shareholder annual meeting.  Simon & Edward is considered by our management to be well qualified.

Audit and Other Fees

Since November 2018, Simon & Edward has served as our independent registered public accounting firm. The following table summarizes the fees charged by Simon & Edward for the services rendered to the Company during its terms of engagement in 2019:

2019
Audit Fees(1)	$110,000
Audit-Related Fees	$-
Tax Fees	$10,000
All Other Fees	$-
Total Fees	$120,000

(1)	Represents aggregate fees charged by Simon & Edward for its annual audits and quarterly reviews.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2019, 2018 and 2017. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Zhiguo Wang	2019	21,077	—	—	—	—	—	—	21,077
President, Chief Executive Officer	2018	9,071	—	—	—	—	—	—	9,071
	2017	6,216	—	—	—	—	—	—	6,216

Guifang Qi	2019	69,600	—	—	—	—	—	—	69,600
Treasurer, YBP and	2018	69,600	—	—	—	—	—	—	69,600
Vice General Manager, HDS	2017	69,600							69,600

Employment Agreements

Currently we have no written employment agreements with any of our executive officers. Since January 2019, Madame Qi’s salary had been revised to $5,800 per month based on her performance and operation for the company’s U.S. office.

Outstanding Equity Awards at Fiscal Year-End

On December 13, 2012, at a special meeting of our shareholders (the “Special Meeting”), our shareholders approved the issuance of a stock purchase option (each, a “Founder’s Option” and collectively, the “Founders’ Options”) to Zhiguo Wang, Guifang Qi and Xingming Han (collectively, the “Founders”). Following the Special Meeting, the Board met on December 13, 2012 and, among other things, issued the Founders’ Options to the Founders.

The terms of each Founder’s Option are identical to each other except for the name of the optionee and the number of shares of the Company’s common stock subject to each such Founder’s Option. The principal terms of the Founders’ Options include the following:

●	each Founder’s Option is fully vested upon issuance;

●	each Founder’s Option is exercisable for a period of five years from the date of issuance; the expiration date for Mr. Zhiguo Wang and Ms. Guifang Qi’s Options are extended to December 31, 2021, and Mr. Xingming Han’s Option was already expired;

Mr. Wang’s and Ms. Qi’s options expire on December 31, 2021;

●	each Founder’s Option is exercisable at $0.22 per share; and

●	each Founder’s Option has a cashless exercise feature, pursuant to which, at the optionee’s election, he or she may choose to deliver previously-owned shares of YBP common stock in payment of the exercise price or not pay the exercise price of the Founder’s Option and receive instead a reduced number of shares of YBP common stock reflecting the value of the number of shares of YBP common stock equal to the difference, if any, between the aggregate fair market value of the shares issuable upon exercise of the Founder’s Option and the exercise price of the Founder’s Option.

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding at December 31, 2019.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Zhiguo Wang	5,000,000	—	—	0.22	12/31/2021	—	—	—	—
Guifang Qi	2,488,737	—	—	0.22	12/31/2021	—	—	—	—

We are authorized to issue up to 15,000,000 shares of common stock for grants under the 2012 Plan, which was adopted by our Board of Directors on September 25, 2012 and approved by our shareholders at the Special Meeting on December 13, 2012.

Bonuses and Deferred Compensation

We have no bonus, deferred compensation or retirement plan. Decisions regarding compensation are determined by our board of directors.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Board of Directors and Director Compensation

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors. We do not currently have any independent directors. Our directors do not receive compensation for serving in such capacity.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth, as of September 28, 2020, the number of shares of our common stock owned of record and beneficially by all directors, executive officers, nominees for director and persons who beneficially own more than 5% of the outstanding shares of our common stock:

Name and Address *	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Directors and Executive Officers:
Zhiguo Wang(2)(3)
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	30,031,949	50.74%

Guifang Qi(2)(4)
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	30,031,949	50.74%

Xuehai Wu
Room 503, Unit 2, No 117, North No. 7 Street
Daowai District, Harbin City
People’s Republic of China	200,000	*

Guoshuang Tian
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	-0-	*

Yongchun Shi
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	-0-	*

Xiefeng Liu
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	-0-	*

Hailong Sun
9460 Telstar Avenue, Suite 6
El Monte, CA 91731	-0-	*

All Directors and Executive Officers and Nominees as a group (7 persons)	30,231,949	51.08%

*	less than 1%

(1)	Percentage ownership is based on 59,188,737 shares of YBP common stock deemed outstanding on September 28, 2020, assuming exercise of all outstanding Founders’ Options, all of which are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Zhiguo Wang and Guifang Qi are husband and wife.

(3)	Consists of (i) 20,103,475 shares held by Mr. Wang; (ii) 2,439,737 shares held by Madame Qi; and (iii) 5,000,000 shares which are issuable upon exercise of the Founder’s Option issued to Mr. Wang, which option is exercisable within 60 days; and (iv) 2,488,737 shares which are issuable upon exercise of the Founder’s Option issued to Madame Qi, which option is exercisable within 60 days

(4)	Consists of (i) 2,439,737 shares held by Madame Qi; (ii) 20,103,475 shares held by Mr. Wang; (iii) 2,488,737 shares which are issuable upon exercise of the Founder’s Option issued to Madame Qi, which option is exercisable within 60 days; and (iv) 5,000,000 shares which are issuable upon exercise of the Founder’s Option issued to Mr. Wang, which option is exercisable within 60 days.

Certain Relationships and Related Transactions and Director Independence

Transactions with Yew Pharmaceutical

On January 9, 2010, the Company entered into a Cooperation and Development Agreement (the “Development Agreement”) with Yew Pharmaceutical. Pursuant to the Development Agreement, the Company shall supply cultivated yew raw materials to Yew Pharmaceutical that will be used by Yew Pharmaceutical to make traditional Chinese medicines and other pharmaceutical products. In addition, the Company entered into a series of wood ear mushroom selling agreements with Yew Pharmaceuticals, pursuant to which the Company sells wood ear mushroom collected from local peasants to Yew Pharmaceuticals for manufacturing of wood ear mushroom products. Furthermore, the Company entered into a series of yew candles, yew essential oil soap, complex taxus cuspidate extract, composite northeast yew extract, and pine needle extracts purchase agreements with Yew Pharmaceuticals, pursuant to which the Company purchases yew candles, yew essential oil soap, complex taxus cuspidate extract, composite northeast yew extract, and pine needle extracts as finished goods and then sells to third party and related party.

For the years ended December 31, 2019 and 2018, total revenues from Yew Pharmaceutical under the above agreement amounted to $10,705,727 and $21,673,772, and the corresponding cost of revenues amounted to $9,962,940 and $11,483,628, respectively. At December 31, 2019 and 2018, the Company had $0 and $1,408,321 accounts receivable from Yew Pharmaceutical, respectively.

For the years ended December 31, 2019 and 2018, the total purchase of yew candles, yew essential oil soap, complex taxus cuspidate extract, composite northeast yew extract, wood ear mushroom extract, and pine needle extracts from Yew Pharmaceutical amounted to $13,299,780 and $22,454,476, respectively. For the years ended December 31, 2019 and 2018, the products purchased from Yew Pharmaceutical in the amount of $16,633,020 and $13,171,608 were sold and included in the total cost of revenues of $27,109,518 and $26,872,694, respectively. At December 31, 2019 and 2018, the Company had $16,629 and $0 accounts payable to Yew Pharmaceutical, respectively.

Transactions with HBP

For the year ended December 31, 2019, HBP paid off operation expense on behalf of HYF in the amount of $1,737. As of December 31, 2019, and 2018, HYF had due to HBP in the amount of $103,158 and $102,770, respectively, which was included in due to related parties in the accompanying consolidated balance sheets.

Transactions with HDS Development

For the years ended December 31, 2019 and 2018, total revenue from HDS Development amounted to $Nil and $1,814,169. As of December 31, 2019, and 2018, the Company had $Nil and $981,618 accounts receivable, which were net of allowance for doubtful account $Nil and $763,481 from HDS Development, respectively. For the years ended December 31, 2019 and 2018, the Company recorded bad debt expense for HDS development in the amount of $Nil and $793,699, respectively.

Transactions with Jinguo Wang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets and yew seedlings from Jinguo Wang in the amount of $1,078,121 and $1,405,107, respectively. As of December 31, 2019, and 2018, the Company had no accounts payable to Jinguo Wang.

Transactions with Wonder Genesis Global Ltd.

For the years ended December 31, 2019 and 2018, total revenues from Wonder Genesis Global Ltd. amounted to $Nil and $2,552,148, and the corresponding cost of revenues amounted to $Nil and $2,535,264. At December 31, 2019 and 2018, the Company has no accounts receivable from Wonder Genesis Global Ltd.

Transactions with Lifeforfun Limited

For the years ended December 31, 2019 and 2018, total revenues from Lifeforfun Limited amounted to $Nil and $1,159,021. As of December 31, 2019, and 2018, the Company had $Nil and $1,080,919 accounts receivable, which were net of allowance for doubtful account $Nil and $74,448 from Lifeforfun Limited, respectively. For the years ended December 31, 2019 and 2018, the Company recorded bad debt expense for Lifeforfun Limited in the amount of $Nil and $77,395, respectively.

Transactions with DMSU

For the years ended December 31, 2019 and 2018, total revenues from DMSU amounted to $Nil and $6,869,966. The Company wrote off accounts receivable in the amount of $6,782,442 from DMSU due to being uncollectable for the year December 31, 2018. As of December 31, 2019, and 2018, the Company had no accounts receivable from DMSU. For the year ended December 31, 2019, the Company recovered approximately $1,034,000 of accounts receivable previously written off from DMSU. The amount 1,034,000 was recorded in bad debt recovery. For the year ended December 31, 2018, the Company recorded bad debt expense for DMSU in the amount of $7,050,885.

Transactions with YIDA

For the years ended December 31, 2019 and 2018, total revenues from YIDA amounted to $7,144,649 and $3,085,648. As of December 31, 2019, and 2018, the Company had $193,000 and $1,108,808 accounts receivable, which were net of allowance for doubtful account $193,000 and $Nil from YIDA, respectively.

Transactions with ZTC

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from ZTC in the amount of $2,121,880 and $6,458,773, respectively. Since the assets purchase occurred between entities under common control, the Company recorded the assets received at historical carrying costs recorded by ZTC, which amounted to $1,729,793 and $6,415,707, respectively. The differences between the actual contract price and carrying costs are recorded as additional paid-in capital in the amount of $392,087 and $43,066, respectively. As of December 31, 2019, and 2018, the Company had no balance payable to ZTC.

Transactions with Xinlin

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Xinlin in the amount of $148,396 and $2,582,469, respectively. Since the assets purchase occurred between entities under common control, the Company recorded the assets received at historical carrying costs recorded by Xinlin, which amounted to $121,981 and $1,362,252, respectively. The differences between the actual contract price and carrying costs are recorded as additional paid-in capital in the amount of $26,415 and $1,220,217, respectively. As of December 31, 2019, and 2018, the Company had no balance payable to Xinlin.

Transactions with Zhiguo Wang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Zhiguo Wang in the amount of $Nil and $1,269,918, respectively. As of December 31, 2019, and 2018, the Company had no balance payable to Zhiguo Wang. Since the assets purchase occurred between entities under common control, the Company recorded the assets received at historical carrying costs recorded by Zhiguo Wang, which amounted to $1,015,935. The difference of $253,983 between the actual contract price and carrying costs is recorded as additional paid-in capital.

Transactions with Weihong Zhang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Weihong Zhang in the amount of $789,032 and $Nil, respectively.

Transactions with Chunping Wang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Chunping Wang in the amount of $1,653,347 and $3,266,259, respectively.

Transactions with Xue Wang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Xue Wang in the amount of $157,054 and $1,863,756, respectively.

Transactions with Cai Wang

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Cai Wang in the amount of $81,075 and $2,324,525, respectively.

Transactions with Jimin Lu

For the years ended December 31, 2019 and 2018, HDS purchased yew forest assets from Jimin Lu in the amount of $Nil and $2,137,937, respectively.

Loans Guaranteed

As of December 31, 2019, and 2018, the Company’s certain loans were guaranteed by related parties (see note 8).

Operating Leases

On March 25, 2005, the Company entered into an Agreement for the Lease of Seedling Land with ZTC (the “ZTC Lease”). Pursuant to the ZTC Lease, the Company leased 361 mu of land from ZTC for a period of 30 years, expiring on March 24, 2035. Annual payments under the ZTC Lease are RMB 162,450 (approximately $24,000). The payment for the first five years of the ZTC Lease was due prior to December 31, 2010 and beginning in 2011, the Company is required to make full payment for the land use rights in advance for each subsequent five-year period. For the years ended December 31, 2019 and 2018, rent expense related to the ZTC Lease amounted to $23,519 and $24,559, respectively. At December 31, 2019 and 2018, prepaid rent to ZTC amounted to $5,829 and $29,530 which was included in prepaid expenses-related parties in the accompanying consolidated balance sheets.

On January 1, 2010, the Company entered into a lease for office space with Mr. Wang (the “Office Lease”). Pursuant to the Office Lease, annual payments of RMB15,000 (approximately $2,000) are due for each of the term. The term of the Office Lease is 15 years and expires on December 31, 2025. For the years ended December 31, 2019 and 2018, rent expense related to the Office Lease amounted to approximately $2,200 and $2,300, respectively. As of December 31, 2019, and 2018, the Company had no unpaid rent related to the Office Lease.

On July 1, 2012, the Company entered into a lease for office space with Mr. Wang (the “JSJ Lease”). Pursuant to the JSJ Lease, JSJ leases approximately 30 square meter of office space from Mr. Wang in Harbin. Rent under the JSJ Lease is RMB10,000 (approximately $1,500) annually. The term of the JSJ Lease is three years and expires on June 30, 2015. On July 1, 2015, the Company and Mr. Wang renewed the JSJ Lease. The renewed lease expires on June 30, 2018. On July 1, 2018, the Company renewed JSJ Lease for three years, which will now expire on June 30, 2021. Pursuant to the renewed lease agreement, the annual payment will be RMB 10,000 (approximately $1,500). For the years ended December 31, 2019 and 2018, rent expense related to the JSJ Lease amounted to $1,448 and $1,512, respectively. As of December 31, 2019, and 2018, the unpaid rent was $718 and $6,544, respectively, which was included in due to related parties in the accompanying consolidated balance sheets.

The Company entered into two forest land leases with Mr. Wang. Pursuant to the Leases, Mr.Wang leases two forest land with area of 20 mu and 73 mu, respectively, to the Company for free. The leases terms are for the periods from January 9, 2008 to November 24, 2022 and from January 30, 2007 to December 30, 2026, respectively.

On January 1, 2015, HYF entered into an lease agreement with HBP, pursuant to which HBP leases a warehouse, with an area of 225 square meters, and a workshop, with an area of 50 square meters, both of which are located at No.1 Zisan Road, Shangzhi economic development district, Shangzhi City, Heilongjiang Province, to HYF in exchange for no consideration for the period from January 1, 2015 to December 31, 2020.

The Company leased office space in the A’cheng district in Harbin (the “A’cheng Lease”) from HDS Development on March 20, 2002. The A’cheng Lease is for a term of 23 years and expires on March 19, 2025. Pursuant to the A’cheng Lease, lease payment shall be made as follows:

Period	Annual lease amount		Payment due date
March 2002 to February 2012	RMB	25,000	Before December 2012
March 2012 to February 2017	RMB	25,000	Before December 2017
March 2017 to March 2025	RMB	25,000	Before December 2025

For the years ended December 31, 2019 and 2018, rent expense related to the A’cheng Lease amounted approximately $3,600 and $3,700, respectively. At December 31, 2019 and 2018, the prepaid rent was $Nil and $1,818, respectively, which was included in due to related parties in the accompanying consolidated balance sheets.

The Company leased an apartment the Nangang district (the “Jixing Lease”) in Harbin from Ms. Qi on October 1, 2016. The term of Jixing Lease is one year. On October 1, 2017, the Company and Ms. Qi renewed the Jixing Lease. The renewed lease expires on September 30, 2018. On October 1, 2018, the Company and Ms. Qi renewed the Lease. The renewed lease expired on September 30, 2019. For the years ended December 31, 2019 and 2018, rent expense related to the Jixing Lease amounted $1,086 and $1,512, respectively. As of December 31, 2019, and 2018, the prepaid rent to Ms. Qi amounted to $Nil and $970 respectively, which was included in prepaid expenses-related parties in the accompanying consolidated balance sheets.

Due to Related Parties

The Company’s officers, directors and other related parties, from time to time, provided advances to the Company for working capital purpose. These advances and payables are usually short-term in nature, non-interest bearing, unsecured and payable on demand.

The following summarized the Company’s due to related parties as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Zhiguo Wang and Guifang Qi	$530,621	$477,246
HBP	103,158	102,770
Total	$633,779	$580,016

The original structuring of the Company and the second restructure of the Company that we implemented in 2010 (the “Second Restructure”) involved transactions between the Company and Zhiguo Wang, Guifang Qi, who are also our directors and executive officers, and Xingming Han, a former director of the Company (collectively, the “HDS Shareholders”). These transactions were not negotiated at arm’s length. While we have not discovered any precedent under Nevada law for a transaction like the Second Restructure, it is possible that the Second Restructure should have been approved by YBP’s shareholders because it may be viewed as having involved the sale of all or substantially all of YBP’s assets in that the stock of HDS was transferred from a wholly-owned subsidiary, JSJ, to the HDS Shareholders. However, because the Company was not yet subject to the reporting obligations of the Exchange Act, YBP was unable to issue a proxy statement to its shareholders in connection with such approval. The Company sought and obtained shareholder ratification of the Second Restructure and all of the transactions effected in connection therewith at the Special Meeting on December 13, 2012.

The terms of the Founders’ Options have not been determined as a result of arm’s-length negotiations. The Board of Directors of YBP, which consists of the same persons who are the HDS Shareholders and the grantees of the Founders’ Options, sought and obtained shareholder approval of the issuance of the Founders’ Options at the Special Meeting on December 13, 2012.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549-2736.

By order of the Board of Directors

/s/ Zhiguo Wang
Zhiguo Wang, Chief Executive Officer

October 13, 2020

El Monte, California

Exhibit A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

YEW BIO-PHARM GROUP, INC.

Yew Bio-Pharm Group, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Yew Bio-Pharm Group, Inc.

2. Article 4 of the Articles of Incorporation of the Corporation, as amended to date, is hereby amended by replacing the first paragraph thereof with the following:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue 140,000,000 shares of the par value of $.001 each are to be of a class designated Common Stock (the “Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Articles of Incorporation pursuant to the Nevada Corporation Law, each _______________ shares of the Common Stock (the “Old Common Stock”) issued immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock, represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section ___ of the Corporation Law of the State of Nevada.

4. This Certificate of Amendment shall become effective at ____________ ___. m. Pacific Time on ___________, _________.

IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this _____ day of _________, _________.

Yew Bio-Pharm Group, Inc.

By:
Name:
Title: